EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 212  to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 002-27962) of my opinion dated February 27, 2024, which was filed as Exhibit (i) to Post-Effective Amendment No. 206.

/s/ Jordan M. Beksha
Jordan M. Beksha, Esq.

April 28, 2026
Boston, Massachusetts